Exhibit 99

Colgate Announces 2nd Quarter 2021 Results

NEW YORK--(BUSINESS WIRE)--July 30, 2021--Colgate-Palmolive Company (NYSE:CL):

  Net sales increased 9.5%, Organic sales* increased 5.0%
  On a GAAP basis, EPS grew 12% to $0.83; On a Base Business basis, EPS* grew 8% to $0.80
  GAAP Gross profit margin and Base Business Gross profit margin* decreased 80 basis points to 60.0%
  Net cash provided by operations was $1,225 million for the first six months of 2021
  Colgate’s leadership in toothpaste continued with its global market share at 39.3% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 30.8% year to date
  The Company updated its financial guidance for full year 2021
Second Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2021	2020	Change
Net Sales	$4,260	$3,897	+9.5%
EPS (diluted)	$0.83	$0.74	+12%

Second Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2021	2020	Change
Organic Sales Growth			+5.0%
Base Business EPS (diluted)	$0.80	$0.74	+8%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Colgate-Palmolive Company (NYSE:CL) today reported results for second quarter 2021. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the second quarter results, “We are pleased that our strong growth momentum continued in the second quarter, even as we operated in an environment marked by significant volatility. Net sales increased 9.5% and organic sales grew 5.0% driven by both volume growth and higher pricing. This is our tenth consecutive quarter delivering organic sales growth either in or above our targeted range of 3% to 5%.

“Despite significant raw material and logistics cost headwinds, we delivered another quarter of increased operating profit, net income and earnings per share on a Base Business basis. We expect the difficult cost environment to continue in the back half of the year and we remain sharply focused on our funding the growth and revenue growth management initiatives.

“As we look around the world, there is still much uncertainty stemming from the COVID-19 pandemic, including volatility in consumer demand and currencies and supply chain disruptions. In the face of these challenges, Colgate people everywhere remain committed to achieving our business goals by driving premium innovation, executing with agility and leveraging digital in all areas of our business. I am confident that our investment choices and growth strategies will help us manage through this difficult time.”

Full Year 2021 Guidance

Based on current spot rates:

  The Company still expects net sales to be up 4% to 7% including a low-single-digit benefit from foreign exchange.
  The Company still expects organic sales to be up within its long-term targeted range of 3% to 5%.
  On a GAAP basis, the Company now expects a decline in gross profit margin, increased advertising investment and earnings-per-share growth at the lower end of its low to mid-single-digit range.
  On a non-GAAP (Base Business) basis, the Company now expects a decline in gross profit margin, increased advertising investment and earnings-per-share growth at the lower end of its mid to high-single-digit range.

Divisional Performance

The following are comments about divisional performance for second quarter 2021 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Second Quarter Sales Growth By Division (% change 2Q 2021 vs. 2Q 2020)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	-4.0%	-4.5%	-8.5%	-8.5%	+4.0%	+0.5%
Latin America	+12.5%	+8.5%	+2.5%	+2.5%	+6.0%	+4.0%
Europe	+15.0%	+5.0%	+7.0%	+7.0%	-2.0%	+10.0%
Asia Pacific	+7.5%	+1.0%	+3.5%	+3.5%	-2.5%	+6.5%
Africa/Eurasia	+15.5%	+13.0%	+9.5%	+9.5%	+3.5%	+2.5%
Hill's	+18.0%	+15.0%	+10.5%	+10.5%	+4.5%	+3.0%

Total Company	+9.5%	+5.0%	+2.5%	+2.5%	+2.5%	+4.5%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Second Quarter Operating Profit By Division ($ in millions)
	2Q 2021	% Change vs 2Q 2020	% to Net Sales	Change in basis points vs 2Q 2020 % to Net Sales
North America	$200	-21%	21.9%	-490
Latin America	$254	11%	28.0%	-40
Europe	$166	5%	23.4%	-220
Asia Pacific	$200	14%	29.7%	+150
Africa/Eurasia	$55	-2%	20.8%	-370
Hill's	$212	11%	26.7%	-170

Total Company, As Reported	$996	5%	23.4%	-90
Total Company, Base Business*	$970	3%	22.8%	-150

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (21% of Company Sales)

  The organic sales decline was largely driven by the United States. Within the United States, organic sales declines in personal care and home care were partially offset by organic sales growth in oral care.
  In the United States, Colgate's share of the toothpaste market is 34.2% year to date and its share of the manual toothbrush market is 39.3% year to date.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs, higher overhead expenses, largely driven by higher logistics costs, and increased advertising investment, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing.

Latin America (21% of Company Sales)

  Organic sales growth in Mexico, Brazil and Argentina was partially offset by an organic sales decline in Colombia.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher overhead expenses, primarily driven by higher logistics costs, partially offset by cost savings from the Company’s funding-the-growth initiatives, higher pricing and decreased advertising investment.

Europe (17% of Company Sales)

  Organic sales growth was led by the United Kingdom, Germany, Poland and the Nordic region.
  The decrease in Operating profit as a percentage of Net sales was primarily due to higher raw and packaging material costs, increased advertising investment and lower pricing, partially offset by cost savings from the Company’s funding-the-growth initiatives and lower overhead expenses.

Asia Pacific (16% of Company Sales)

  Organic sales growth in India and Thailand was partially offset by organic sales declines in the Greater China region.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company's funding-the-growth initiatives, decreased advertising investment and lower overhead expenses, partially offset by lower pricing and higher raw and packaging material costs, net of foreign exchange transaction benefits.

Africa/Eurasia (6% of Company Sales)

  Organic sales growth was led by Turkiye, Nigeria and Russia.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and increased advertising investment, partially offset by cost savings from the Company’s funding-the-growth initiatives, higher pricing and lower overhead expenses despite significant increases in logistics costs.

Hill's Pet Nutrition (19% of Company Sales)

  Organic sales growth was led by the United States, Latin America and Europe.
  The decrease in Operating profit as a percentage of Net sales was primarily due to higher raw and packaging material costs and increased advertising investment, partially offset by higher pricing and cost savings from the Company’s funding-the-growth initiatives.

Webcast Information

At 8:30 a.m. ET today, Colgate will host a conference call regarding second quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, the Company sells its products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, PCA Skin, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting environmental sustainability and community well-being, including its achievements in saving water, reducing waste, promoting recyclability and improving children’s oral health through its Bright Smiles, Bright Futures program, which has reached more than 1.3 billion children since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In certain limited circumstances, the COVID-19 pandemic has impacted the ability of our third-party vendors to provide the Company with reliable updated market share data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin growth, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, cost-reduction plans, tax rates, new product introductions, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and/or the related webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, a value-added tax matter in Brazil, acquisition-related costs and a benefit related to a reorganization of the ownership structure of certain foreign subsidiaries and a new operating structure implemented within one of the Company's divisions.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2021 versus 2020 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Worldwide Gross profit, Gross profit margin, Other (income) expense, net, Operating profit, Operating profit margin, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain acquisitions, divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2021 and 2020 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2021 and 2020 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for second quarter results.)

		Table 1
Colgate-Palmolive Company
Condensed Consolidated Statements of Income
For the Three Months Ended June 30, 2021 and 2020
(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2021	2020

Net sales	$4,260	$3,897

Cost of sales	1,704	1,528

Gross profit	2,556	2,369

Gross profit margin	60.0%	60.8%

Selling, general and administrative expenses	1,568	1,395

Other (income) expense, net	(8)	28

Operating profit	996	946

Operating profit margin	23.4%	24.3%

Non-service related postretirement costs	18	20

Interest (income) expense, net	25	35

Income before income taxes	953	891

Provision for income taxes	212	216

Effective tax rate	22.2%	24.2%

Net income including noncontrolling interests	741	675

Less: Net income attributable to noncontrolling interests	38	40

Net income attributable to Colgate-Palmolive Company	$703	$635

Earnings per common share
Basic	$0.83	$0.74
Diluted	$0.83	$0.74

Supplemental Income Statement Information
Average common shares outstanding
Basic	845.6	857.4
Diluted	849.4	858.9

Advertising	$494	$439

		Table 2
Colgate-Palmolive Company
Condensed Consolidated Statements of Income
For the Six Months Ended June 30, 2021 and 2020
(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2021	2020

Net sales	$8,604	$7,994

Cost of sales	3,411	3,160

Gross profit	5,193	4,834

Gross profit margin	60.4%	60.5%

Selling, general and administrative expenses	3,173	2,868

Other (income) expense, net	20	68

Operating profit	2,000	1,898

Operating profit margin	23.2%	23.7%

Non-service related postretirement costs	36	41

Interest (income) expense, net	54	71

Income before income taxes	1,910	1,786

Provision for income taxes	441	363

Effective tax rate	23.1%	20.3%

Net income including noncontrolling interests	1,469	1,423

Less: Net income attributable to noncontrolling interests	85	73

Net income attributable to Colgate-Palmolive Company	$1,384	$1,350

Earnings per common share
Basic(1)	$1.63	$1.58
Diluted(1)	$1.63	$1.57

Supplemental Income Statement Information
Average common shares outstanding
Basic	847.0	857.1
Diluted	850.4	858.6

Advertising	$1,029	$923
Note:

(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company
Condensed Consolidated Balance Sheets
As of June 30, 2021, December 31, 2020 and June 30, 2020
(Dollars in Millions) (Unaudited)

	June 30,	December 31,	June 30,
	2021	2020	2020
Cash and cash equivalents	$937	$888	$997
Receivables, net	1,443	1,264	1,231
Inventories	1,700	1,673	1,524
Other current assets	572	513	460
Property, plant and equipment, net	3,665	3,716	3,483
Goodwill	3,753	3,824	3,628
Other intangible assets, net	2,787	2,894	2,787
Other assets	1,142	1,148	1,031
Total assets	$15,999	$15,920	$15,141

Total debt	$7,966	$7,601	$7,392
Other current liabilities	4,188	4,137	4,072
Other non-current liabilities	2,983	3,081	2,945
Total liabilities	15,137	14,819	14,409
Total Colgate-Palmolive Company shareholders’ equity	464	743	268
Noncontrolling interests	398	358	464
Total liabilities and equity	$15,999	$15,920	$15,141

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,959	$6,676	$6,370
Working capital % of sales	(3.2)%	(4.4)%	(5.5)%
Note:
(1) Marketable securities of $70, $37 and $25 as of June 30, 2021, December 31, 2020 and June 30, 2020, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2021 and 2020
(Dollars in Millions) (Unaudited)

	2021	2020
Operating Activities
Net income including noncontrolling interests	$1,469	$1,423
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	274	266
Restructuring and termination benefits, net of cash	(15)	(35)
Stock-based compensation expense	58	32
Deferred income taxes	(65)	(147)
Cash effects of changes in:
Receivables	(188)	121
Inventories	(39)	(176)
Accounts payable and other accruals	(254)	347
Other non-current assets and liabilities	(15)	(37)
Net cash provided by (used in) operations	1,225	1,794

Investing Activities
Capital expenditures	(237)	(159)
Purchases of marketable securities and investments	(80)	(48)
Proceeds from sale of marketable securities and investments	46	42
Payment for acquisitions, net of cash acquired	—	(352)
Other investing activities	(18)	—
Net cash provided by (used in) investing activities	(289)	(517)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	451	(493)
Proceeds from issuance of debt	25	—
Dividends paid	(796)	(784)
Purchases of treasury shares	(713)	(228)
Proceeds from exercise of stock options	151	353
Other financing activities	(2)	11
Net cash provided by (used in) financing activities	(884)	(1,141)

Effect of exchange rate changes on Cash and cash equivalents	(3)	(22)
Net increase (decrease) in Cash and cash equivalents	49	114
Cash and cash equivalents at beginning of the period	888	883
Cash and cash equivalents at end of the period	$937	$997

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,225	$1,794
Less: Capital expenditures	(237)	(159)
Free cash flow before dividends	$988	$1,635

Income taxes paid	$542	$349

				Table 5
Colgate-Palmolive Company
Segment Information
For the Three and Six Months Ended June 30, 2021 and 2020
(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months ended June 30,
	2021	2020	2021	2020
Net Sales
Oral, Personal and Home Care

North America	$912	$949	$1,835	$1,878
Latin America	907	805	1,814	1,694
Europe	709	617	1,426	1,292
Asia Pacific	673	625	1,412	1,258
Africa/Eurasia	265	229	537	481

Total Oral, Personal and Home Care	3,466	3,225	7,024	6,603

Pet Nutrition	794	672	1,580	1,391

Total Net Sales	$4,260	$3,897	$8,604	$7,994

	Three Months Ended June 30,		Six Months ended June 30,
	2021	2020	2021	2020
Operating Profit
Oral, Personal and Home Care

North America	$200	$254	$402	$512
Latin America	254	229	526	478
Europe	166	158	346	312
Asia Pacific	200	176	424	337
Africa/Eurasia	55	56	109	112

Total Oral, Personal and Home Care	875	873	1,807	1,751

Pet Nutrition	212	191	427	393
Corporate(1)	(91)	(118)	(234)	(246)

Total Operating Profit	$996	$946	$2,000	$1,898
Note:

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three and six months ended June 30, 2021 included a benefit related to a value-added tax matter in Brazil of $26. Corporate Operating profit (loss) for the three and six months ended June 30, 2020 included charges for acquisition-related costs of $0 and $6, respectively.

Table 6
Colgate-Palmolive Company
Geographic Sales Analysis Percentage Changes
For the Three Months Ended June 30, 2021 vs. 2020
(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company	9.5%	5.0%	2.5%	2.5%	2.5%	4.5%

North America	(4.0)%	(4.5)%	(8.5)%	(8.5)%	4.0%	0.5%

Latin America	12.5%	8.5%	2.5%	2.5%	6.0%	4.0%

Europe	15.0%	5.0%	7.0%	7.0%	(2.0)%	10.0%

Asia Pacific	7.5%	1.0%	3.5%	3.5%	(2.5)%	6.5%

Africa/Eurasia	15.5%	13.0%	9.5%	9.5%	3.5%	2.5%

Total CP Products	7.5%	3.0%	1.0%	1.0%	2.0%	4.5%

Hill’s	18.0%	15.0%	10.5%	10.5%	4.5%	3.0%

Emerging Markets(1)	11.5%	7.0%	4.0%	4.0%	3.0%	4.5%

Developed Markets	7.5%	3.0%	1.0%	1.0%	2.0%	4.5%
Note:
(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company
Geographic Sales Analysis Percentage Changes
For the Six Months Ended June 30, 2021 and 2020
(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company(1)	7.5%	5.0%	1.5%	1.5%	3.5%	2.5%

North America(1)	(2.5)%	(3.5)%	(7.5)%	(8.0)%	4.5%	0.5%

Latin America	7.0%	9.0%	1.5%	1.5%	7.5%	(2.0)%

Europe	10.5%	1.5%	1.5%	1.5%	—%	9.0%

Asia Pacific	12.0%	6.0%	7.0%	7.0%	(1.0)%	6.0%

Africa/Eurasia	12.0%	13.0%	7.0%	7.0%	6.0%	(1.0)%

Total CP Products(1)	6.5%	4.0%	0.5%	0.5%	3.5%	2.5%

Hill’s	13.5%	10.5%	6.5%	6.5%	4.0%	3.0%

Emerging Markets(2)	10.0%	9.5%	5.0%	5.0%	4.5%	0.5%

Developed Markets(1)	6.0%	1.5%	(1.0)%	(1.0)%	2.5%	4.5%
Notes:

(1) The impact of the previously disclosed acquisition of the hello oral care business on as reported volume was 0.5% for North America and 0.0% for Total Company, Total CP Products and Developed Markets.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company
Non-GAAP Reconciliations
For the Three Months Ended June 30, 2021 and 2020
(Dollars in Millions Except Per Share Amounts) (Unaudited)

Other (Income) Expense, Net				2021	2020
Other (income) expense, net, GAAP				$(8)	$28
Value-added tax matter in Brazil				26	—
Other (income) expense, net, non-GAAP				$18	$28

Operating Profit				2021	2020	% Change
Operating profit, GAAP				$996	$946	5%
Value-added tax matter in Brazil				(26)	—
Operating profit, non-GAAP				$970	$946	3%

						Basis Point
Operating Profit Margin				2021	2020	Change
Operating profit margin, GAAP				23.4%	24.3%	(90)
Value-added tax matter in Brazil				(0.6)%	—%
Operating profit margin, non-GAAP				22.8%	24.3%	(150)

	2021
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$953	$212	$741	$703	22.2%	$0.83
Value-added tax matter in Brazil	(26)	(6)	(20)	(20)	—%	(0.03)
Non-GAAP	$927	$206	$721	$683	22.2%	$0.80
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company
Non-GAAP Reconciliations
For the Six Months Ended June 30, 2021 and 2020
(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit				2021	2020
Gross profit, GAAP				$5,193	$4,834
Acquisition-related costs				—	4
Gross profit, non-GAAP				$5,193	$4,838

						Basis Point
Gross Profit Margin				2021	2020	Change
Gross profit margin, GAAP				60.4%	60.5%	(10)
Acquisition-related costs				—%	—%
Gross profit margin, non-GAAP				60.4%	60.5%	(10)

Other (Income) Expense, Net				2021	2020
Other (income) expense, net, GAAP				$20	$68
Value-added tax matter in Brazil				26	—
Acquisition-related costs				—	(2)
Other (income) expense, net, non-GAAP				$46	$66

Operating Profit				2021	2020	% Change
Operating profit, GAAP				$2,000	$1,898	5%
Value-added tax matter in Brazil				(26)	—
Acquisition-related costs				—	6
Operating profit, non-GAAP				$1,974	$1,904	4%

						Basis Point
Operating Profit Margin				2021	2020	Change
Operating profit margin, GAAP				23.2%	23.7%	(50)
Value-added tax matter in Brazil				(0.3)%	—%
Acquisition-related costs				—%	0.1%
Operating profit margin, non-GAAP				22.9%	23.8%	(90)

Table 9
Continued
Colgate-Palmolive Company
Non-GAAP Reconciliations
For the Six Months Ended June 30, 2021 and 2020
(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2021
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,910	$441	$1,469	$1,384	23.1%	$1.63
Value-added tax matter in Brazil	(26)	(6)	(20)	(20)	—%	(0.03)
Non-GAAP	$1,884	$435	$1,449	$1,364	23.1%	$1.60

	2020
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,786	$363	$1,423	$1,350	20.3%	$1.57
Subsidiary and operating structure initiatives	—	71	(71)	(71)	4.0%	(0.08)
Acquisition-related costs	6	2	4	4	—%	—
Non-GAAP	$1,792	$436	$1,356	$1,283	24.3%	$1.49
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustments on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653
Hope Spiller 212-310-2291